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CONTACT:

Rick Ackel
EVP, Chief Financial Officer

Paige Bombino
Corporate Communications
(408) 964-3610

FOR IMMEDIATE RELEASE

                    THE OFFER TO THE SEGERSTROM SHAREHOLDERS
                                WILL BE COMPLETED

SAN JOSE, CA, (FEBRUARY 28, 2001) -Sanmina Corporation (NASDAQ NM:SANM) today announced that its offer to shareholders and holders of convertibles in AB Segerstrom & Svensson (publ) ("Segerstrom") has been accepted by the shareholders in Segerstrom representing approximately 93 percent of the share capital and 98 percent of the votes in Segerstrom. The Board of Directors of Sanmina has resolved to declare the offer unconditional and to complete the offer.

The delivery of Sanmina shares to the shareholders and holders of convertible debentures of Segerstrom is expected to take place beginning March 1, 2001.

Sanmina will initiate the compulsory acquisition of the remaining shares in Segerstrom as soon as possible. Sanmina will apply for de-listing of the Segerstrom shares from the Attract 40 list of the OM Stockholm Exchange. The date for such de-listing will be announced as soon as possible.

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